Exhibit 99.1

HUDSON TECHNOLOGIES PROVIDES UPDATE ON STATUS OF DEFENSE LOGISTICS AGENCY CONTRACT

WOODCLIFF LAKE, NJ – JANUARY 30, 2026 –Hudson Technologies, Inc. (NASDAQ: HDSN) a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning, and Refrigeration industry – and one of the nation’s largest refrigerant reclaimers – today provided an update on the status of its previously announced contract with the United States Defense Logistics Agency (“DLA”) awarded in October 2025 and set to commence in July 2026 (the “2025 DLA Contract”). Hudson has served as prime contractor since 2016 and was awarded this new contract following a standard periodic competitive review and rebidding process.

Hudson Technologies was recently notified that a competitor has filed a bid protest at the U.S. Court of Federal Claims, challenging the DLA’s evaluation of proposals and the contract award to Hudson Technologies. In response, the DLA is reviewing its evaluation to determine whether corrective action is necessary and has rescinded the 2025 DLA Contract award during this process. While the bid protest and corrective action is pending, Hudson will continue providing logistics support under its existing contract which runs through July 2026.

Kenneth Gaglione, President and Chief Executive Officer of Hudson Technologies commented, “Hudson has a proven and successful 10-year working relationship with the DLA. While this development is disappointing, bid protests are a common occurrence in government contracting matters, and we are confident that Hudson is in the best position to ultimately receive this contract. We are intent upon preserving our position as a valued partner to the DLA while this protest is being resolved and look forward to continuing our support of the DLA during this interim period.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2024 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@imsinvestorrelations.com	Company Contact: Brian Bertaux, CFO Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com